UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2022

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 10, 2022, Dycom Industries, Inc. (the “Company”) appointed Jason T. Lawson as the Company’s Vice President and Chief Human Resources Officer. Prior to joining the Company, Mr. Lawson, 51, was employed as Vice President of Human Resources for Installed Building Projects, Inc., a leading national installation contractor for insulation for residential and commercial builders. Mr. Lawson holds a Bachelor’s degree in Human Resources from Franklin University.

On October 10, 2022, the Company entered into an employment agreement with Mr. Lawson (the “Employment Agreement”) whereby Mr. Lawson will serve as Vice President and Chief Human Resources Officer of the Company. The Employment Agreement has an initial term of three years, with automatic one-year extensions thereafter, unless notice of non-renewal is given by either party; provided that if there is a “change in control” of the Company at any time, including after a non-renewal notice, the term of the Employment Agreement will automatically continue for two years from the date of the change in control.

The Employment Agreement provides for make-whole awards to Mr. Lawson to replace existing cash and equity awards resulting from his former employment. The cash make-whole award is $100,000, payable on the next regularly scheduled payroll date after October 10, 2022. The equity make-whole award provides for Mr. Lawson to receive a grant of time-based restricted stock units with an aggregate grant date fair value equal to $350,000, 25% of which will vest annually on each of the first four anniversaries of the grant date, subject to Mr. Lawson’s continued employment on the applicable vesting dates. Pursuant to the terms of the Employment Agreement, Mr. Lawson may be reimbursed by the Company for certain relocation expenses if he chooses to relocate to the Palm Beach Gardens, Florida area prior to the third anniversary of his employment start date (the “Moving Expenses”). To the extent that reimbursement of the Moving Expenses is taxable as ordinary income to Mr. Lawson, the Company will also reimburse his tax obligations arising out of such reimbursements. Mr. Lawson will be required to repay the Moving Expenses, together with any amount reimbursed by the Company for his tax obligations in connection with the Moving Expenses, if his employment is terminated by the Company for cause, or if he resigns for any reason, prior to the one year from the reimbursement of any Moving Expenses, including any payment to cover the taxes on the Moving Expenses.

During the term of the Employment Agreement, the Company will provide Mr. Lawson with the following compensation and benefits: (i) an annual base salary of $375,000; (ii) an annual bonus in an amount determined in the sole discretion of the Company, with a target bonus opportunity of 60% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company, with a potential target award opportunity of 110% of his base salary; (iv) eligibility to participate in all employee benefit plans or programs of the Company and (v) expense reimbursement for out of pocket expenses as he may incur from time to time for and on behalf of the furtherance of the Company’s business.

In the event that the Company terminates Mr. Lawson’s employment without cause and prior to a change in control of the Company, Mr. Lawson will be entitled to a cash severance payment equal to one and one half (1.5) times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation and (ii) 50% of his base salary at the rate in effect on the date of his termination (the “Without Cause Severance Benefits”). The Without Cause Severance Benefits will be paid over the eighteen-month period immediately following Mr. Lawson’s termination of employment without cause and in such intervals as he would have received payment of his base salary if he had remained employed with the Company. Mr. Lawson will continue to be eligible to participate in the Company’s health and welfare plans for a period of up to 18 months following his termination of employment by the Company without cause (or a cash payment in lieu of if participation is not permitted), with such participation becoming secondary if Mr. Lawson is eligible to participate in the employee benefit plans of a new employer. If the Company terminates Mr. Lawson’s employment for cause, he will not be entitled to any severance payments other than accrued and vested benefits as required by law.

If a change in control of the Company should occur and the Company terminates Mr. Lawson’s employment without cause or Mr. Lawson resigns his employment for good reason, Mr. Lawson will be entitled to the (1) Without Cause Severance Benefits, and (2) a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the target annual bonus for the fiscal year of his separation from service, multiplied by a fraction equal to the number of days employed during the year divided by 365. These amounts will be payable in a single lump sum within five days following such termination or resignation. Mr. Lawson also will continue to participate in the Company’s health and welfare plans for a period of up to 18 months following his termination or resignation (or receive a cash payment in lieu of participation if participation is not permitted), with such participation becoming secondary if Mr. Lawson is eligible to participate in the employee benefit plans of a new employer. In addition, all outstanding equity awards held by Mr. Lawson at the time of his resignation of employment with the Company for good reason or his termination of employment by the Company without cause on or following a change in control will fully and immediately vest with performance-based awards vesting at target.

Payment of severance under the Employment Agreement is contingent upon Mr. Lawson’s execution and delivery of a general waiver and release of claims against the Company. Mr. Lawson is subject to a five-year confidentiality covenant and non-competition and non-solicitation covenants that apply for one-year following his separation from service. Mr. Lawson is also subject to an assignment of inventions and developments agreement. The Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Employment Agreement or Mr. Lawson’s employment with the Company.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Lawson does not have any family relationship with any of the Company’s executive officers or directors and is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between Dycom Industries, Inc. and Jason T. Lawson, dated as of October 10, 2022.
99.1	Press Release dated October 10, 2022 by Dycom Industries, Inc. Appointing Jason T. Lawson as Vice president and Chief Human Resources Officer.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2022

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary